SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant                               [ X ]
Filed by Party other than the Registration        [   ]
Check the appropriate box:
[X ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to   240.14a-11(c) or  240.14a-12

                  THE SOMERSET GROUP, INC.
      (Name of Registrant as Specified in its Charter)

                  THE SOMERSET GROUP, INC.
           (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X]  No fee required.
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11.

      1)  Title of each class of securities to which transaction applies:
          ............................................................
      2)  Aggregate number of securities to which transaction applies:
          ............................................................
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ............................................................
      4)  Proposed maximum aggregate value of transaction:
          ............................................................
      5)  Total fee paid:
          ............................................................

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
          ............................................................
      2)  Form, Schedule or Registration Statement No.:
          ............................................................
      3)  Filing Party:
          ............................................................
      4)  Date Filed:
          ............................................................






                       [FEBRUARY 27, 1998 DRAFT]






                                             March __, 1998

Dear Shareholder:

The Directors and Officers of The Somerset Group, Inc. (the "Corporation") join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, April 22, 1998, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana.

We hope you plan to attend the annual meeting where we will review our past performance and our plans for the future.

The formal notice of the annual meeting and the proxy statement appear on the following pages. After reading the proxy statement, please mark, sign, and return the enclosed proxy card to assure that your votes on the business matters of the meeting will be recorded. Returning the proxy does not affect your right to vote in person on all matters brought before the meeting.


                            Sincerely,





                            Robert H. McKinney
                            Chairman







                            FIRST INDIANA PLAZA
                            135 NORTH PENNSYLVANIA STREET
                            SUITE 2800
                            INDIANAPOLIS, IN  46204
                            (317) 269-1285




                             THE SOMERSET GROUP, INC.
                             135 North Pennsylvania Street
                             Suite 2800
                             Indianapolis, Indiana  46204

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The Somerset Group, Inc.:

   NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of The Somerset Group, Inc. (the "Corporation") will be held on Wednesday, April 22, 1998, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana, to consider and take action on the following matters:

1. Election of Directors. The election of directors as set forth in the Proxy Statement.

2. Amendment of Articles of Incorporation. The amendment of the Corporation's Articles of Incorporation to increase the amount of authorized common stock by two million shares, from four million to six million shares.

3. 1998 Stock Incentive Plan. To approve and ratify the adoption of The Somerset Group, Inc. 1998 Stock Incentive Plan.

4. Other Business. The transaction of such other business as properly may come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on February 27, 1998 are entitled to vote at the meeting or any adjournment thereof.



                                 By order of the Board of
                                 Directors




                                 Sharon J. Sanford
                                 Secretary


March __, 1998



                          IMPORTANT

PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.




                          THE SOMERSET GROUP, INC.
                          135 North Pennsylvania Street
                          Suite 2800
                          Indianapolis, Indiana  46204
                          (317) 269-1285


                       PROXY STATEMENT

   The accompanying proxy is solicited by the Board of Directors of The Somerset Group, Inc. (the "Corporation") for use at the annual meeting of shareholders to be held on Wednesday, April 22, 1998, at 9:00 a.m., EST, in the First Indiana Plaza Conference Center, Ohio and Pennsylvania Streets, Seventh Floor, Indianapolis, Indiana, and any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting of Shareholders, this Proxy Statement and accompanying form of proxy are first being sent or given to shareholders on or about March __, 1998.

   The election of directors will be determined by a plurality of the shares present in person or represented by proxy. The holder of each outstanding share of Common Stock is entitled to vote for as many persons as there are directors to be elected. The approval and ratification of the adoption of The Somerset Group, Inc. 1998 Stock Incentive Plan (the "1998 Plan") will be determined by a majority of the shares present in person or represented by proxy. The proposed amendment of the Corporation's Articles of Incorporation to increase the amount of authorized common stock to 6,000,000 shares (the "Amendment") and any other matter to come before the Annual Meeting will be approved if the votes cast at the Annual Meeting (in person or represented by proxy) in favor of such proposal exceed the votes opposing such proposal. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against the election of any director or for or against any other matter to come before the Annual Meeting.

   A proxy in the enclosed form, if properly executed, duly returned to the Corporation and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the four persons nominated for election as directors referred to herein and in favor of adopting and ratifying the adoption of the 1998 Plan and the approval of the Amendment. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented thereby on such matters in accordance with their best judgment. Other than the election of directors, the approval and ratification of the adoption of the 1998 Plan, and the approval of the Amendment, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

   Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend and to vote in person at the Annual Meeting. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Corporation in writing or at the Annual Meeting or by providing a proxy bearing a later date.



       VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   Only shareholders of record as of the close of business on February 27, 1998 will be entitled to vote at the Annual Meeting. The Corporation has only one class of stock, its common stock, of which 2,900,150 shares were outstanding as of the close of business on February 27, 1998.

   The following table shows, as of February 27, 1998, the number and percentage of shares of common stock owned beneficially by (i) each person who owned beneficially more than 5% of the issued and outstanding common stock of the Corporation and (ii) executive officers and directors as a group:

   Name and Address                                                Percent
    of Beneficial                      Amount and Nature of           of
       Owner                           Beneficial Ownership          Class


Robert H. McKinney
135 N. Pennsylvania St., Suite 2800
Indianapolis, Indiana 46204                    1,210,294(1)            40.6%

Marni McKinney
135 N. Pennsylvania St., Suite 2800
Indianapolis, Indiana 46204                    1,210,294(1)            40.6%

Marvin C. Schwartz
c/o Neuberger & Berman
605 Third Avenue
New York, New York 10158                         186,718(2)             6.4%

All executive officers and directors
as a group (12 persons)                        1,496,952(3)            49.8%

 Unless otherwise noted, the above named persons have sole voting power and sole investment power.

(1) These shares are beneficially owned by a group consisting of Robert H. McKinney and Marni McKinney. Robert H. McKinney is deemed to be a beneficial owner as specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of 556,233 shares held by a limited partnership established by Mr. McKinney for the benefit of his children, including Marni McKinney and Kevin K. McKinney. The total held by the group also includes 27,549 shares owned directly by Mr. McKinney, 28,362 shares owned of record by his wife, and 52,658 shares subject to options granted under the Corporation's Stock Incentive Plans. The total held by the group also includes 477,038 shares held in two irrevocable trusts of which Marni McKinney is the Trustee and which were established by Mr. McKinney for the benefit of his children. The above number also includes 36,422 shares which Ms. McKinney owns individually and 32,032 shares subject to options granted under the Corporation's Stock Incentive Plans.

(2) This information is taken from the Schedule 13D Report dated February 26, 1992, and filed by the shareholder with the Securities and Exchange Commission concerning shares held by it. It does not reflect any changes in those shareholdings which may have occurred since the date of such filing.

(3) Includes 104,129 shares subject to options granted under the Corporation's Stock Incentive Plans and 29,697 shares subject to options granted under the 1991 Director Stock Option Plan.


           PROPOSAL NO. 1:  ELECTION OF DIRECTORS

       Four directors are to be elected. Patrick J. Early, Gary L. Light, Robert H. McKinney and Michael L. Smith have been nominated for a term of three years and until their successors are elected and qualified. All four gentlemen are members of the present Board of Directors, with Mr. Early having been elected by the Board of Directors in January, 1998 to serve until the Annual Meeting and his election by the shareholders. The other directors listed in the table below will continue in office until expiration of their terms. If, at the time of the 1998 Annual Meeting any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

       The Board of Directors unanimously recommends the election of the following nominees:

 Name, Age, Principal                    Common Stock
 Occupation(s) and                       Beneficially            Percent
  Business Experience        Director    Owned on                  of
  During Past 5 Years          Since     February 27, 1998       Class


   The NOMINEES for election are:


Patrick J. Early, Age 40        1998           53,764               1.9%
 President of Somerset Financial
 Services, a Division of the Corporation;
 formerly, President of Whipple &
 Company; Certified Public Accountant,
 Certified Financial Planner, and Personal
 Financial Specialist.

Gary L. Light, Age 60           1997             1,563(1)            (2)
 President, E.V.A. Investors, Inc.;
 formerly Vice Chairman and Chief
 Financial Officer of Sofmor Danck, Inc.
 Trustee of PIMCO Mutual Fund Group.

Robert H. McKinney, Age 72      1985          1,210,294(3)           40.6%
 Chairman of the Corporation; Chairman
 and Chief Executive Officer of First
 Indiana Corporation, a savings and loan
 holding company; Chairman of First
 Indiana Bank; formerly, Chief Executive
 Officer of the Corporation (1984-1995);
 retired Partner of Bose McKinney & Evans, attorneys; Director of First Indiana
 Corporation; Chairman, Federal Home
 Loan Bank Board (1977-1979).

  Name, Age, Principal                  Common Stock
  Occupation(s) and                     Beneficially             Percent
  Business Experience        Director   Owned on                   of
  During Past 5 Years          Since    February 27, 1998         Class


 Michael L. Smith, Age 49       1988           11,096(4)                (2)
 Chief Operating Officer and Chief Financial
 Officer of American Health Network;
 formerly President of Somerset Financial
 Services, a division of the Corporation;
 formerly Chairman, Director, President
 and Chief Executive Officer, Mayflower
 Group, Inc., diversified transportation
 services; Director of First Indiana
 Corporation and Finish Master, Inc.

 Directors whose terms expire
       in 1999:

H. J. Baker, Age 70              1986           12,893(4)               (2)
   Chairman Emeritus, BMW
   Constructors, Inc., industrial
   mechanical contractors; Director
   of First Indiana Corporation.

William L. Elder, Age 75          1986         133,250(5)              4.4%
   Formerly Chairman of Southern
   Indiana Commerce Corporation;
   formerly President of Southern
   Indiana Railway, Inc.; formerly
   Director of Merchants National
   Corporation, a bank holding company,
   and Merchants National Bank and
   Trust Company.

Marni McKinney, Age 41            1987       1,210,294(6)             40.6%
  President and Chief Executive Officer
   of the Corporation; Vice Chairman and
   Director of First Indiana Corporation and
   First Indiana Bank; formerly President and
   Chief Operating Officer of the Corporation
   (1993-1995) and Executive Vice President of the Corporation (1987-1992); Vice
   Chairman of, and formerly Vice President and Director of Strategic Planning of, First
   Indiana Bank; formerly Vice President of
   First Indiana Corporation.

  Name, Age, Principal                     Common Stock
  Occupation(s) and                        Beneficially           Percent
  Business Experience       Director       Owned on                 of
  During Past 5 Years          Since       February 27, 1998       Class

  Directors whose terms expire
        in 2000:

Douglas W. Huemme, Age 56        1990         10,940(4)             (2)
   Chairman, President and Chief
   Executive Officer, Lilly Industries,
   Inc., industrial coatings; Director
   of First Indiana Corporation;
   formerly Vice President and Group
   Executive - Chemicals Group,
   Whittaker Corporation.

Malcolm Archibald Leslie, Age 48  1997          1,563(1)            (2)
   Private investor; formerly General
   Partner of CID Equity Partners, private
   venture capital firm; formerly Director -
   International Treasury, Cummins Engine
   Company, Inc., manufacturer of
   diesel engines.

Kevin K. McKinney, Age 40          1990         22,727(7)            (2)
   Vice President of the Corporation;
   Publisher of NUVO Newsweekly
   and Chairman and President of
   NUVO, Inc.; formerly President,
   Mid America Media; formerly
   Chairman, Indianapolis Extra, Ltd.
____________
(1) Includes 1,563 shares subject to options granted under the 1991 Director Stock Option Plan.

(2) The number of shares represents less than 1% of the outstanding shares of the Corporation.

(3) See note (1) to the table under heading "Voting Securities and Principal Holders Thereof" above.

(4) Includes 7,815 shares subject to options granted under the 1991 Director Stock Option Plan.

(5) Includes 130,124 shares which Mr. Elder owns individually and 3,126 shares subject to options granted under the 1991 Director Stock Option Plan.

(6) See note (1) to the table under heading "Voting Securities and Principal Holders Thereof" above. Ms. McKinney is a daughter of Robert H. McKinney and a sister of Kevin K. McKinney.

(7) Includes 17,038 shares owned directly and 5,689 shares subject to options granted under the Corporation's Stock Incentive
    Plans. Mr. McKinney is a son of Robert H. McKinney and a brother of Marni McKinney.

 The Board of Directors met five times during the Corporation's last fiscal year. All directors attended in excess of 75% of the aggregate of
(1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.

 Nominees for election as a director of the Corporation are selected by the Board of Directors.

        Certain Committees of the Board of Directors

 Among other committees, the Board of Directors has an Audit
Committee, a Compensation and Policy Committee, a Management Advisory Committee and a Stock Administration Committee.

 The functions of the Audit Committee are: (1) to review audits of the accounting records of the Corporation and its financial statements performed by independent auditors, (2) to confer with the independent auditors and officers of the Corporation regarding accounting and financial statements and internal controls, (3) to recommend to the Board the engagement or discharge of the independent auditors and (4) to perform such other functions as the Committee deems necessary or desirable. The members of the Audit Committee are: H. J. Baker (Chairperson), William L. Elder and Gary L. Light. The Committee met twice during the last fiscal year of the Corporation.

 The functions of the Compensation and Policy Committee are to review and make recommendations to the Board of Directors with respect to the compensation of the officers and key employees of the Corporation and its subsidiaries and review other policy matters. The members of the Compensation and Policy Committee are: William L. Elder (Chairperson), Douglas W. Huemme and Michael L. Smith. The Committee met three times during the last fiscal year of the Corporation.

 The functions of the Management Advisory Committee are to review and develop business strategies, review marketing plans and their effectiveness, and develop strategic growth plans for the Somerset Wealth Management Division. The members of the Management Advisory Committee are:
Marni McKinney (Chairperson), Patrick J. Early, Malcolm Archibald Leslie, Gary L. Light, Kevin K. McKinney, Robert H. McKinney and Michael L. Smith. The Committee met five times during the last fiscal year of the Corporation.

 The functions of the Stock Administration Committee are to administer and grant stock options, stock appreciation rights and performance shares under the Corporation's 1986 and 1991 Stock Incentive Plans (and under the 1998 Plan, if approved and ratified by the shareholders). Members of the Stock Administration Committee are: Michael L. Smith (Chairperson), Douglas W. Huemme and Malcolm Archibald Leslie. The Committee met once during the last fiscal year of the Corporation.

                    Certain Transactions

 Until May 22, 1997 a promissory note payable to the Corporation by NUVO, Inc. was outstanding. The promissory note resulted from the sale of assets by the Corporation to Nuvo, Inc. in 1990. Robert H. McKinney, Marni McKinney, and Kevin K. McKinney are shareholders and directors of NUVO, Inc., and Kevin K. McKinney is the Chairman and President of NUVO, Inc.
The principal amount of the promissory note was approximately $79,000, and the promissory note bore interest at the rate of eight and one-quarter percent (8.25%) per annum. The promissory note was secured by a security interest in substantially all of the assets of NUVO, Inc., and the note was paid in full on May 22, 1997.

 In 1996, the Corporation purchased from First Indiana Bank (the
"Bank") all of the outstanding capital stock of One Investment Corporation ("One Investment"), a wholly owned subsidiary of the Bank that owned all of the outstanding capital stock of One Insurance Agency, Inc. ("One Insurance"). As a result of this transaction, and through a multi-year operating agreement that the Corporation entered into with First Indiana Corporation and the Bank, the Corporation is providing non-FDIC-insured investment and insurance products and services to the Bank's customers, and the Bank is focusing its efforts on delivering traditional banking services. During the year ended December 31, 1997, the Bank paid to the Corporation $219,424 in accordance with the terms of the purchase agreement and the operating agreement. Robert H. McKinney and Marni McKinney are officers, directors and shareholders of First Indiana Corporation and/or the Bank, the Corporation is a substantial shareholder of First Indiana Corporation, and H.J. Baker, Douglas W. Huemme and Michael L. Smith are directors of First Indiana Corporation and the Bank. The transaction, including entering into the operating agreement, was approved by a committee of the Board of Directors of the Corporation that consisted solely of directors who were not employees, officers, directors, or significant shareholders of First Indiana Corporation or the Bank. This independent committee determined that the transaction was in the best interests of the Corporation, and negotiated the transaction with a joint committee of the Board of Directors of First Indiana Corporation and the Bank that consisted of directors of those entities that were not employees, officers, directors or substantial shareholders of the Corporation. Prior to the consummation of the transaction, the committee received an opinion from an independent appraiser that the transaction was fair to the shareholders of the Corporation.

                  COMPENSATION OF DIRECTORS
                 AND EXECUTIVE COMPENSATION

 (a)  Summary Compensation Table.

 The following table sets forth the compensation awarded to, earned by, or paid by the Corporation during the last three fiscal years to Ms. McKinney as President and Chief Executive Officer of the Corporation during that period, and to the two executive officers whose cash compensation in
1997 exceeded $100,000.
                                                      Long Term
                                                      Compensation
                      Annual Compensation             Awards
                                        Other         Securities       All
 Name and                               Annual        Underlying     Other
 Principal               Salary Bonus   Compen-       Options     Compensation
 Position     Year         ($)   ($)    sation ($)      (#)            ($)


Marni McKinney     1997 $80,000 $20,000 $158,288       6,250       $4,800(1)
President & Chief  1996 $80,000    --       --         9,375       $2,963
Executive Officer  1995 $50,000    --       --         5,468       $  441

Joseph M. Richter  1997 $97,846  $6,000     --         4,375       $7,512(1)
Exec. Vice Pres.   1996 $97,000  $5,256     --         6,250       $4,374
and C.F.O.         1995 $95,300 $16,256     --         3,906       $  810

Robert W. Kaspar(2)1997$109,560 $10,000     --         3,125       $7,096(1)
President of Somerset Wealth
Management Division
___________________
(1) Consists of premiums during 1997 for term life insurance policies for Mr. Richter and Mr. Kaspar in the amounts of $979, and $1,225, respectively, and the Corporation's contributions to the Corporation's retirement plan during 1997 for the accounts of Ms. McKinney, Mr. Richter, and Mr. Kaspar in the amounts of $4,800, $6,533 and $5,871, respectively.

(2) Mr. Kaspar was employed by the Corporation beginning on February 1, 1997. Accordingly, no compensation information is given for Mr. Kaspar as to 1996 and 1995.

 (b)   Options Tables.

 The following table sets forth the grants of stock options made during fiscal year 1997 to Ms. McKinney, Mr. Richter and Mr. Kaspar.

                Number
                  of         % of Total
               Securities    Options
              Underlying     Granted to    Exercise
                Options      Employees     or Base
               Granted       in Fiscal     Price
 Name            (#)         Year 1997     $/Share)        Expiration Date


Marni McKinney    6,250        18.8%         $17.38       February 18, 2002
Joseph M. Richter 4,375        13.2%         $15.80       February 18, 2002
Robert W. Kaspar  3,125         9.4%         $15.80       February 18, 2002

   The following table sets forth on an aggregate basis each exercise of stock options during fiscal year 1997 byMs. McKinney,Mr.Richter,andMr.Kaspar, and the December 31, 1997 value of The unexercised options of each such executive officer.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                       AND
                        FISCAL YEAR-END OPTION VALUES

                                    Number of Securities
                                  Underlying Unexercised  Value of Unexercised
                Shares                  Options at     In-the-Money Options at
             Acquired On  Value       December 31,      December 31, 1997
Name            Exercise Realized Exercisable Unexer.   Exerc.    Unexercisible

Marni McKinney     4,687  $ 54,07    25,782     6,250   $296,490      $18,719
Joseph M. Richter 15,625  $135,296       --    10,625        --       $77,359
Robert W. Kaspar     --        --        --     3,125        --       $14,358

  (c) Compensation of Directors.

  During the Corporation's last fiscal year, directors who are not salaried officers received a quarterly fee of $1,250 per quarter, a fee of $600 for each Board meeting attended, and a fee of $300 for each Board committee meeting attended.

  The Corporation's 1991 Director Stock Option Plan provides for the issuance of non-qualified options to purchase 1,563 shares to each outside director of the Corporation on August 14, 1991 and thereafter on the date of each annual meeting of shareholders. No option is exercisable during the period of one year following the date of grant of such option, and options granted under the plan must specify an exercise price of not less than 100% of the market price of the shares at the date of grant.

PROPOSAL NO. 2:  AMENDMENT OF THE CORPORATION'S ARTICLES OF
INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK TO
                         6,000,000

  The Board of Directors of the Corporation has proposed an increase in the number of authorized shares of the Corporation's common stock to 6,000,000 shares from 4,000,000 shares. The proposed increase would result in 6,000,000 total authorized shares of Corporation stock, consisting solely of 6,000,000 shares of common stock, without par value.

  The terms of the additional authorized shares will be the same as those that apply to the Corporation's currently authorized common stock. There are 2,900,150 shares of common stock outstanding as of the date of this Proxy Statement. The increase in the authorized number of shares of common stock will provide flexibility for corporate planning and result in shares being available for future equity financing through issuances to the general public, future acquisitions (such as mergers), stock option grants, stock dividends or splits, and for other corporate purposes for which the issuance of common stock may be advisable. The Corporation has no current plans to undertake any of these issuances, but the Board of Directors believes it is appropriate to provide the Corporation with this flexibility at this time.

  Shareholders have no preemptive rights with respect to the issuance of additional shares of common stock. Accordingly, any issuance of authorized but unissued shares of common stock (which will not require shareholder approval) could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. However, the Corporation has no current plans to issue any shares of its common stock in a transaction which is expected to have such a dilutive effect.

  As stated above, the Corporation has no immediate plans, arrangements, commitments, or understandings with respect to the issuance of any additional shares of common stock which would be authorized by the proposed amendment. However, increased authorized shares could be used to make a takeover attempt more difficult such as by using the shares to make a counter-offer for the shares of the bidder or by selling shares to dilute the voting power of the bidder. As of this date, the Board of Directors in unaware of any efforts to accumulate the Corporation's shares or to obtain control of the Corporation by means of a merger, tender offer, solicitation in opposition of management or otherwise.

  The current Articles of Incorporation contain other provisions that may be viewed as having possible anti-takeover effects. For instance, the Corporation's Board of Directors is divided into three classes, with approximately one-third of the members of the Board nominated each year. Thus, two annual meetings are necessary for a majority shareholder to replace a majority of incumbent directors. In addition, directors may be removed only for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding voting power of the Corporation. The current Articles of Incorporation further provide that, in certain circumstances, the affirmative vote of the holders of two-thirds of the Corporation's outstanding voting power is required to approve certain business transactions (such as mergers or sales of assets involving another entity that beneficially owns ten percent or more of the voting power of the Corporation). The current Articles of Incorporation also provide that the Board of Directors, when evaluating such transactions shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relative factors including its social and economic effects on employees, customers, and other constituents of the Corporation and on the communities in which the Corporation conducts business.

  The Board of Directors unanimously recommends that shareholders vote in favor of this Proposal.

PROPOSAL NO. 3:  APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

  There will be presented to the 1998 Annual Meeting a proposal to approve the 1998 Plan. The 1998 Plan was adopted by the Board of Directors on February 18, 1998, subject to shareholder approval. The purpose of the 1998 Plan is to attract and retain qualified persons as directors, employees and members of management to the Corporation so as to maintain and enhance the Corporation's long-term performance.

  The Corporation currently maintains two stock option plans: the 1991 Stock Incentive Plan (the "1991 Plan") and the 1991 Directors Stock Option Plan (the "Directors' Plan"). In addition, options are outstanding under a third plan, the 1986 Stock Incentive Plan, which terminated in 1996. As of February 27, 1998, grants for 179,264 options were outstanding under these three plans. This includes grants for 63,063 options that were made on February 18, 1998. Grants will continue to be made under the Directors' Plan and the 1991 Plan until their expiration in 2001. As of February 27, 1998, 2,310 options remained available for grants under the 1991 Plan, and a maximum of 15,625 options per year may be granted under the Directors' Plan.

General

  The 1998 Plan provides for the issuance of a total of up to 145,000 shares of Common Stock, which may be authorized and unissued shares, treasury shares or reacquired shares. This is equivalent to slightly less than five percent (5%) of the shares of Common Stock outstanding as of February 27, 1998.

  Awards under the 1998 Plan may be made in the form of (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) dividend equivalent rights, (v) restricted stock, and
(vi) other stock-based awards. Awards may be made to any director, officer or employee of the Corporation and its subsidiaries, and to such consultants to the Corporation as the Stock Administration Committee may select.

  Awards with respect to no more than 25,000 shares of common stock may be granted to any one eligible person during any one-year period. In the event of a stock dividend, stock split, recapitalization or similar event, the Stock Administration Committee will equitably adjust the aggregate number of shares subject to the 1998 Plan, the number of shares subject to each outstanding award, the exercise price of each outstanding option and any other per share limits under the 1998 Plan.

  The 1998 Plan will be administered by the Stock Administration
Committee, composed of not less than two directors. To the extent required for compliance with Rule 16b-3 promulgated under the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), all actions relating to awards to persons subject to Section 16 of the Exchange Act will be taken by the Board of Directors unless each person who serves on the Stock
Administration Committee is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent required for compensation realized from awards under the 1998 Plan to be deductible by the Corporation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the members of the Stock Administration Committee will be "outside directors" within the meaning of Section 162(m) of the Code. The Stock Administration Committee is authorized to construe, interpret and implement the 1998 Plan, to select the eligible persons to whom awards will be granted, to determine the terms and provisions of such awards, and to amend outstanding awards. The determinations of the Stock Administration Committee are made in its sole discretion and are conclusive. The Stock Administration Committee presently consists of Douglas W. Huemme, Malcolm Archibald Leslie and Michael L. Smith, all of whom are "non-employee" and "outside" directors.

Grants under the 1998 Plan

  Stock Options.    Each stock option granted under the 1998 Plan will be
exercisable during the period fixed by the Stock Administration Committee; however, no incentive stock option will be exercisable more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option (the "option purchase price") will be established by the Stock Administration Committee, provided that the option exercise price of an incentive stock option will not be less than 100% of the fair market value of a share of the common stock on the date of grant (110% in the case of an individual who owns more than 10% of the voting power of the Corporation's outstanding capital stock). The option exercise price is payable in cash, or by surrender of shares of common stock acquired at least one year prior to the option exercise date and having a fair market value on the date of the exercise equal to part or all of the option exercise price, or by such other payment method as the Stock Administration Committee may prescribe.

  Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 1998 Plan. Generally, no stock appreciation right will be exercisable at a time when any option to which it relates is not exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and to receive from the Corporation an amount equal to the aggregate appreciation (over the exercise price of such right, or over the option exercise price if the stock appreciation right is granted in connection with an option) in such stock appreciation right. Payment due upon exercise of a stock appreciation right may be in cash, in common stock, or partly in each, as determined by the Stock Administration Committee in its discretion.

  Dividend Equivalent Rights. The Stock Administration Committee may include in any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of common stock covered by such award if the such shares were then outstanding. The Stock Administration Committee will determine whether such payments may be made in cash, in shares of common stock or in another form, whether they will be conditioned upon the exercise of the award to which they relate, and such other terms and conditions as the Stock Administration Committee deems appropriate.

  Restricted Stock. The Stock Administration Committee may grant restricted shares of common stock to such eligible persons, in such amounts, and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Stock Administration Committee determines in its discretion. Certificates for the shares of common stock covered by a restricted stock award will remain in the possession of the Corporation until such shares are free of restrictions. Subject to the applicable restrictions, the grantee has the rights of a shareholder with respect to the restricted stock.

  Other Stock-Based Awards. The Board may authorize other types of stock-based awards, which the Stock Administration Committee may grant to such eligible persons, in such amounts and subject to such terms and conditions as the Stock Administration Committee determines in its sole discretion.

  Except as otherwise specified in the applicable grant agreement, no award or right granted to any person under the 1998 Plan will be assignable or transferable other than by will or by laws of descent and distribution.

Other Features of the 1998 Plan

  Unless sooner terminated by the Board of Directors, the provisions of the 1998 Plan with respect to the grant of incentive stock options will terminate on February 18, 2008. All awards made under the 1998 Plan prior to its termination will remain in effect until they are satisfied or terminated. The Board of Directors may, without shareholder approval, suspend, discontinue, revise or amend the 1998 Plan at any time or from time to time; provided, however, that shareholder approval will be obtained for any amendment for which such approval is required by Section 422 of the Code or under other applicable law.

  In the event of a merger or consolidation of the Corporation with or into any other corporation or entity, any previously granted option or stock appreciation right will continue in effect or be replaced by an equivalent substituted option or right relating to the stock of the successor entity or its parent. Similarly, any previously granted award of restricted stock will continue in effect or, if there is a successor employer, be replaced with an equivalent award of restricted stock of such successor or its parent.

Federal Income Tax Consequences of the 1998 Plan

  The description of Federal tax consequences set forth below is necessarily general in nature and does not purport to be complete.

  There are generally no Federal tax consequences either to the optionee or the Corporation upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not recognize any income, and the Corporation will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. However, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Corporation will be entitled to a deduction for tax purposes in the same amount, equal to the excess of the fair market value of the shares of common stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of the gain to the optionee will be treated as capital
gain.   Otherwise, the Corporation will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On the exercise of a non-qualified stock option, the amount by which the fair market value of the common stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income, and will generally be deductible for tax purposes by the Corporation. The disposition of shares of common stock acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Corporation.

  The grant of a stock appreciation right, a dividend equivalent right or restricted stock generally will not result in income for the grantee or in a tax deduction for the Corporation. Upon the settlement of such a right and upon the vesting of restricted stock, the grantee will recognize ordinary income equal to the fair market value of any shares of common stock and/or any cash received, and the Corporation will be entitled to a tax deduction in the same amount. With respect to an award of restricted stock the grantee may elect to recognize ordinary income equal to the fair market value of the shares less any amount paid for them at the time of grant, and the Corporation will be entitled to a tax deduction in the same amount. Dividends paid on forfeitable restricted shares are treated as compensation for Federal tax purposes. A grant of unrestricted shares of common stock will result in income for the grantee, and a tax deduction for the Corporation, generally equal to the fair market value of such shares less any amount paid for them.

  The benefits and amounts that may be received or allocated in the future under the 1998 Plan are not generally determinable because they are within the discretion of the Stock Administration Committee. To date, no grants have been made under the 1998 Plan other than stock options representing, in the aggregate, the right to obtain 20,500 shares of the Corporation's Common Stock, subject to shareholder approval of the 1998 Plan, granted to the following persons and groups of persons:

                                 Number of
                                     Shares
                                 Underlying  Exercise
                                    Options   or Base
                                   Granted      Price

     Name                (#)         ($/Share)          Expiration Date

 Marni McKinney        4,000          $23.625           February 18,2008
 Robert W. Kaspar      2,500          $23.625           February 18,2008
 All executive officers
   as a group         13,000          $23.625           February 18,2008
 Non-executive director group(1)          --                      --
 Non-executive officer
   employee group(2)   7,500          $23.625           February 18,2008
   ______________
   (1)       All current directors who are not executive officers.
   (2) All employees, including all current officers who are not executive officers, as a group.

   Any shareholder may request and receive a copy of the 1998 Plan from the Corporation's Secretary, 2800 First Indiana Plaza, 135 North
Pennsylvania Street, Indianapolis, Indiana 46204.

  The Board of Directors unanimously recommends that shareholders vote in favor of this Proposal.

                    SHAREHOLDER PROPOSALS

   Proposals of Shareholders intended to be presented at the next annual meeting must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to that meeting no later than November 19, 1998. Any such proposals should be sent to the attention of the Secretary of the Corporation. Shareholder proposals not included in the Corporation's 1999 proxy solicitation materials must, in order to be considered at the 1999 Annual Meeting, be submitted in writing to the Secretary of the Corporation at least sixty days before the date of the 1999 Annual Meeting, or, if the 1999 Annual Meeting is held prior to March 22, 1999, within ten days after notice of the Annual Meeting is mailed to shareholders. The Board of Directors of the Corporation will review any shareholder proposals that are filed as required, and will determine whether such proposals meet applicable criteria for inclusion in its 1999 proxy solicitation materials or consideration at the 1999 Annual Meeting.

   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of the Corporation's officers, and its directors and persons who own more than 10% of the Corporation's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

   Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that during 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

         FINANCIAL STATEMENTS AND OTHER INFORMATION

   The Corporation's financial statements for the fiscal year ended December 31, 1997, were audited by KPMG Peat Marwick LLP ("Peat Marwick"). Representatives of Peat Marwick are expected to attend the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

   The Annual Report of the Corporation for the year ended December 31, 1997, including audited financial statements, has been mailed to the shareholders. The Annual Report is not to be considered as proxy solicitation material.

                        OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                  EXPENSES OF SOLICITATION

   The entire expense of preparing, assembling, printing and mailing the proxy form and material used in the solicitation of proxies will be paid by the Corporation. The solicitation will not be made by specially engaged employees or paid solicitors. In addition to the use of the mails, solicitation may be made by employees of the Corporation by telephone, telegraph, cable or personal interview.

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Therefore, shareholders who do not expect to attend in person are urged to execute and return the proxy.

                                     For the Board of Directors



                                     Sharon J. Sanford
                                     Secretary


March __, 1998